 As filed with the U.S. Securities and Exchange Commission on March 7, 2022

Registration No. 333-253913

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Freedom Internet Group Inc.
(Exact name of registrant as specified in its charter)

Puerto Rico	6794	66-0910894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

151 Calle San Francisco, Suite 200 San Juan, Puerto Rico 00901 855-422-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alton “Ace” Chapman, Jr. Chief Executive Officer Freedom Internet Group Inc. 151 Calle San Francisco, Suite 200 San Juan, Puerto Rico 00901 855-422-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Bovi, Esq.

David M. Bovi, P.A.

2855 PGA Blvd., Suite 150

Palm Beach Gardens, FL 33410

561-655-0665

Not Applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ¨

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-253913), which was declared effective by the Securities and Exchange Commission on March 12, 2021 (the “Registration Statement”), is being filed to remove from registration all 2,156,319 shares of common stock of Freedom Internet Group Inc. registered under the Registration Statement and not otherwise sold as of the date hereof. The offering of common stock as described in the Registration Statement is terminated.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of San Juan, Commonwealth of Puerto Rico, on March 7, 2022.

Freedom Internet Group Inc.

By:	/s/ Alton “Ace” Chapman, Jr.
Alton “Ace” Chapman, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated, on March 7, 2022.

Signature	Title

/s/Alton “Ace” Chapman, Jr.	Chief Executive Officer, Director,
Alton “Ace” Chapman, Jr.

/s/Noah Rosenfarb	Chief Financial Officer, Treasurer, Principal Financial and Accounting Officer,
Noah Rosenfarb	Chairman of the Board of Directors

/s/ Ronald Rosenfarb	Chief Operating Officer, Secretary
Ronald Rosenfarb